UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 285-7973

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On June 13, 2022, Jerash Holdings (US), Inc. (the “Company”) issued a press release to announce that its board of directors authorized a share repurchase program under which the Company may repurchase up to $3.0 million of its outstanding shares of common stock. The share repurchase program will be in effect through the end of the Company’s current fiscal year, March 31, 2023. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Date: June 13, 2022	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer

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